EXHIBIT 99.5

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Hologic have been prepared to give effect to Hologic’s proposed acquisitions of Suros Surgical Systems, Inc. (Suros) and R2 Technology, Inc. (“R2”) that have not yet closed as if these transactions had been consummated on March 25, 2006 for purposes of the pro forma condensed consolidated balance sheet and September 26, 2004 for purposes of the pro forma condensed consolidated statements of operations. The pro forma information is not necessarily indicative of what the combined companies’ financial position or results of operations actually would have been had Hologic, Suros and R2 completed the merger on the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed consolidated balance sheet combines the historical unaudited consolidated balance sheets of Hologic as of March 25, 2006, and for Suros and R2 as of March 31, 2006, prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated statements of operations for the year ended September 24, 2005, combines the historical consolidated financial statements of Hologic for the twelve months ended September 24, 2005 and Suros and R2 for the twelve months ended December 31, 2005. The unaudited pro forma statement of operations for the six months ended March 25, 2006, combines the historical consolidated statements of operations of Hologic for the six months ended March 25, 2006 and Suros and R2 for the six months ended March 31, 2006.

The historical financial data for the Company has been derived from its consolidated financial statements as of the dates and for the periods indicated, which are included in the Company’s annual report on Form 10-K for the year ended September 24, 2005, filed with the Commission on December 6, 2005, and the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 25, 2006, filed with the Commission on May 5, 2006. The historical balance sheet and statements of operations data for Suros and R2 as of March 31, 2006 have been derived from the respective unaudited financial statements of those companies, filed as Exhibits 99.2 and 99.4, respectively, to this Current Report on Form 8-K. The historical results of operations data of Suros and R2 for the six months ended March 31, 2006 have been calculated by adding the respective unaudited results of operations data of those companies for the three months ended December 31, 2005, not included in this Current Report on Form 8-K, to the respective unaudited results of operations data of those companies for the three months ended March 31, 2006, filed as Exhibits 99.2 and 99.4, respectively, to this Current Report on Form 8-K. The results of operations data for Suros and R2 for the year ended December 31, 2005 have been derived from the respective audited financial statements of those companies filed as Exhibit 99.1 and 99.3, respectively, to this Current Report on Form 8-K.

Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of the acquired entity based on their estimated fair values as of the completion of the transaction. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated. The allocation of the purchase price is preliminary.

These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. In addition to the valuation of the fair value of net tangible and identifiable intangible assets, the impact of the integration activities, the timing of the completion of each transaction and other changes in either Suros’ or R2’s net tangible and intangible assets that may occur prior to completion of each transaction could cause material differences from the information presented below.

Accordingly, the purchase accounting adjustments reflected in these unaudited pro forma condensed consolidated financial statements are preliminary and subject to change. Hologic’s cost to acquire Suros and R2 will be allocated to the assets and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make definitive allocations. Accordingly, the purchase price allocation, pro forma adjustments and related amortization are preliminary and have been made solely for the purposes of providing unaudited pro forma condensed consolidated financial statements in this Form 8-K. The unaudited pro forma condensed consolidated financial statements do not reflect any potential operating efficiencies.

Unaudited Pro forma Condensed Consolidated Balance Sheet

As of March 25, 2006

(in thousands, except per share data)

	Historical
	March 25, 2006	March 31, 2006	March 31, 2006	Pro Forma Adjustments		Pro Forma Combined
	Hologic	R2	Suros
Assets
Current Assets:
Cash and cash equivalents	$108,285	$1,294	$4,254	(132,000)	R	$5,833
				24,000	Q
Trade receivables, net of allowances	70,771	7,046	6,281	(421)	T	82,723
				(954)	TT
Inventories	60,866	5,633	2,062	1,780	P	72,241
				1,900	QQ
Prepaid expenses and other current assets	16,150	1,675	217	(700)	XX	17,342

Total current assets	$256,072	$15,648	$12,814			$178,139

Property and equipment, net	34,620	1,522	2,884			39,026
Intangible assets, net	32,152	—	—	66,100	O	158,152
				59,900	PP
Goodwill, net	6,285	—	—	158,479	R	365,635
				26,976	U
				150,865	RR
				23,030	VV
Other assets, net	3,852	1,292	704	(1,200)	XX	4,148
				(500)	W

Total assets	$332,981	$18,462	$16,402	377,255		$745,100

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$20,102	$2,833	1,434	(38)	T	21,770
				(1,186)	TT
				(1,375)	T,TT
Accrued expenses	26,977	5,808	1,956	2,120	R	41,083
				2,222	RR
				2,000	UU
Deferred revenue	18,354	7,474	523	(4,225)	QQ	22,126
Current portion of bank and other debt	—	1,467	—	24,000	Q	25,467
Preferred stock warrant liability	—	1,031	—	(1,031)	XX	—

Total current liabilities	$65,433	$18,613	$3,913			$110,446

Long-term bank and other debt	—	2,780	—			2,780
Deferred income tax liabilities	—	—	—	26,976	U	50,006
				23,030	VV
Deferred service obligations - long term	5,262	—	1,085	(440)	P	5,907
Convertible debt	—	—	2,350	(2,350)	S	—
Redeemable convertible preferred stock	—	71,761	20,155	(71,761)	SS	—
				(20,155)	S

Stockholders’ equity:						—
Preferred stock	—	—	288	(288)	S	—
Common stock	456	6,410	7	(7)	S	456
				(6,410)	SS
Capital in excess of par value	200,237	—	—	108,000	R	528,237
				220,000	RR
Common stock warrants	—	4,302	—	(4,302)	SS	—
Retained earnings (deficit)	63,332	(85,404)	(11,396)	(4,800)	V	49,007
				11,396	S
				85,804	SS
				(1,375)	T,TT
				(10,900)	WW
Accumulated other comprehensive loss	(1,275)	—	—			(1,275)
Treasury stock, at cost	(464)	—	—			(464)

Total stockholders’ equity (deficit)	$262,286	($74,692)	$(11,101)	377,255		$575,961

Total liabilities and stockholders’ equity	$332,981	$18,462	$16,402			$745,100

Unaudited Pro forma Condensed Consolidated Statements of Operations

For the Fiscal Year Ended September 24, 2005

(in thousands, except per share data)

	Historical Twelve Months Ended			Pro Forma Adjustments		Pro Forma Combined
	September 24, 2005	December 31, 2005
	Hologic	R2	Suros
Revenue	$287,684	$45,170	$27,177	(514)	F	$348,692
				(5,700)	DD
Costs and expenses:				(5,125)	EE
Cost of revenue	174,659	17,169	9,372	(514)	F	197,661
				975	E
				(5,700)	DD
				1,000	CC
				700	AA
Research and development	18,617	9,195	2,043	4,965	A	39,620
				4,800	B
				(4,800)	I
				4,800	AA
				10,900	BB
				(10,900)	II
Sales and marketing	34,199	11,353	12,397	2,129	A	62,925
				1,776	AA
				682	A
				388	AA
General and administrative	27,578	6,650	5,741			39,969
Patent litigation and related costs		2,290	—			2,290

Total operating expenses	255,053	46,657	29,553	11,202		342,465

Income (loss) from operations	32,631	(1,487)	(2,376)	(22,541)		6,227
Interest income	2,219	109	176	(2,219)	C	285
Interest and other income (expense), net	(155)	(1,414)	(227)	3,087	C	(4,198)
				(685)	GG

Income before provision for income taxes	34,695	(2,792)	(2,427)	(27,162)		2,314
Provision for income taxes	6,439	—	—	(3,093)	G	925
				(2,421)	HH

Net income (loss)	$28,256	($2,792)	($2,427)	($21,648)		$1,389

Net income per common and common equivalent share:
Basic	$0.66					$0.03

Diluted	$0.63					$0.03

Weighted average number of common shares outstanding:
Basic	42,824			2,700	H	51,024

				5,500	FF

Diluted	45,126			2,700	H	53,326

				5,500	FF

Unaudited Pro forma Condensed Combined Statement of Operations

For the Fiscal Six Months Ended March 25, 2006

(in thousands, except per share data)

	Historical Six Months Ended			Pro Forma Adjustments		Pro Forma Combined
	March 25, 2006	March 31, 2006
	Hologic	R2	Suros
Revenue	$188,941	$26,172	$17,716	(198)	M	$228,410
				(3,436)	KK
Costs and expenses:				(785)	LL
Cost of revenue	108,837	10,707	5,292	(198)	M	121,202
				(3,436)	KK
Research and development	16,958	5,268	1,776	2,482	J	28,884
				2,400	JJ
Sales and marketing	22,216	6,847	7,253	1,065	J	38,804
				888	JJ
				341	J
				194	JJ
General and administrative	16,732	3,895	3,203			23,830
Patent litigation and related costs		945	—			945

Total operating expenses	164,743	27,662	17,524	3,737		213,666

Income (loss) from operations	24,198	(1,490)	192	(8,156)		14,744
Interest income	2,273	47	85	(2,273)	K	132
Interest and other income (expense), net	9	(1,195)	(105)	924	L	(1,397)
				(473)	MM
				(345)	NN

Income before provision for income taxes and cumulative effect of change in accounting principle	26,480	(2,638)	172	(10,535)		13,479
Provision for income taxes	9,600	—	—	(2,931)	OO	5,390
				(1,279)	N

Net income (loss) before cumulative effect of change in accounting principle	$16,880	($2,638)	$172	($6,325)		$8,089

Net income per common and common equivalent share:
Basic	$0.38					$0.15

Diluted	$0.36					$0.15

Weighted average number of common shares outstanding:
Basic	44,770			2,700	H	52,970

				5,500	FF

Diluted	47,073			2,700	H	55,273

				5,500	FF

Notes to Unaudited Pro forma Condensed Consolidated Financial Statements:

1)	Description of Transaction and Basis of Presentation

Suros Surgical, Inc.

On April 17, 2006, Hologic entered into a definitive agreement to acquire Suros Surgical Systems, Inc. (Suros), a leading innovator in the field of devices used for minimally invasive breast biopsy and tissue excision. The transaction will be structured as a merger of a Hologic acquisition subsidiary into Suros , whereby Suros will become a wholly owned subsidiary of Hologic.

The purchase consideration for the transaction will be $240 million (subject to adjustment), plus a two-year earn out. The closing consideration will consist of $132 million in cash and an additional $108 million payable, at the election of Hologic, in cash, shares of Hologic Common Stock or a combination thereof. The earn-out will be payable in two annual cash installments equal to the incremental revenue growth in Suros’ business in the two years following the closing.

Suros is a privately held, Indiana-based manufacturer of minimally invasive surgical technologies focused on breast biopsy and tissue removal. Suros’ ATEC (Automated Tissue Excision and Collection) line of products, include percutaneous, automatic vacuum assisted breast biopsy systems, ancillary breast biopsy devices and biopsy site markers. In addition to more conventional image guidance compatibility, the ATEC system has become the market leader in MRI guided breast biopsy technology as well.

The estimated aggregate purchase price for Suros is approximately $242 million of which $132 million is payable in cash, $108 million payable, at the election of Hologic, in cash, shares of Hologic Common Stock or a combination thereof, and approximately $2 million for acquisition related fees and expenses. The Suros acquisition will be accounted for as a purchase in accordance with U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Suros are recorded based on their respective fair values. For purposes of the pro forma financial statements herein, the $242 million purchase price has been allocated based on a preliminary valuation of Suros’s tangible and intangible assets and liabilities based on their estimated fair values as of March 31, 2006

Net tangible assets acquired as of March 31, 2006	$11,404
Elimination of inter company transactions (1)	(383)
Inventory	1,780
Deferred revenue	440
In process research and development (2)	4,800
Eliminate book value of acquired intangibles	(500)
Identifiable intangible assets at fair value (2)	66,100
Deferred taxes (3)	(26,976)
Goodwill (2)	185,455

Estimated Purchase Price	$242,120

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.

The purchase price allocation will remain preliminary until Hologic completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of the other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.

(1)	As of March 31, 2006, Suros net assets included an outstanding accounts receivable balance due from Hologic as well as an accounts payable balance due to Hologic – such amounts have been eliminated in the pro forma financial statements.

(2)	For purposes of the unaudited pro forma condensed consolidated financial statements, the estimated allocation to acquired identifiable intangible assets is expected to be within the following general categories – developed technology and know how, trade names and customer relationships.

In determining the fair value to attribute to intangible assets, Hologic considered several categories of intangible assets including marketing-based, contract-based and technology-based intangible assets. In accordance with paragraph 39 and Appendix A of Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations, identifiable intangible assets will be recognized if they arise from contractual or legal rights or if they are otherwise separable. The unaudited pro forma condensed consolidated financial statements include an estimated identifiable intangible asset value in the aggregate of $66.1 million, which is expected to be amortized on a straight-line basis over an average of 8.5 years based on the Company’s current understanding of these assets. The estimated identifiable intangible asset value is primarily based on information and assumptions developed by Hologic utilizing a discounted cash flow method. These estimates will be adjusted based upon the final valuation which can not be completed until the close of the acquisition. In accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” any goodwill and acquired indefinite-lived intangible assets associated with the merger will not be amortized.

As required by Financial Accounting Standards Board Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method,” any portion of the purchase price allocated to in-process research and development will be expensed immediately upon the closing of the merger. The estimated $4.8 million of purchase price allocated to in-process research and development projects related to Suros’ Disposable and Pop Gun products. This allocation represents the estimated fair value assuming these projects were completed based on risk-adjusted cash flows related to the incomplete research and development projects. It is anticipated that at the date of acquisition, the development of these projects will not reach technological feasibility, and the research and development in progress will have no alternative future use.

(3)	The deferred income tax liability was calculated at the statutory tax rate and relates the tax effect to acquired identifiable intangible assets, inventory fair value step-up and adjustment to deferred revenue which will be recorded at a different value than its carrying value ($67,440 x 40% = $26,976)

Hologic is in the process of reviewing Suros’ accounting policies and financial statement classifications. As a result of that review, it may become necessary to make reclassifications to the consolidated financial statements on a prospective basis.

R2 Technology, Inc.

On April 24, 2006, Hologic entered into a definitive agreement to acquire R2 Technology, Inc. (R2), a global expert in the field of computer-aided detection (CAD). The purchase price for the transaction will be $220 million (subject to adjustment) payable in shares of Hologic Common Stock. The price per share will be equal to the ten-trading day average of the closing price per share of Hologic Common Stock for the period ending two trading days prior to the closing date.

R2 Technology, Inc., a privately held medical imaging company located in Sunnyvale, California, is a recognized leader in the development and commercialization of computer-aided detection (CAD), an innovative technology that assists radiologists in the early detection of breast cancer. R2 Technology pioneered the use of CAD for mammography in 1998 when the ImageChecker system became the first CAD system approved by the FDA for screening mammography. The ImageChecker CAD system was also the first system approved for use with digital mammography.

The estimated aggregate purchase price for R2 is approximately $222 million of which $220 million is payable shares of Hologic Common Stock and approximately $2 million for acquisition related fees and expenses. The R2 acquisition will be accounted for as a purchase in accordance with U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of R2 are recorded based on their respective fair values. For purposes of the pro forma financial statements herein, the $222 million purchase price has been allocated based on a preliminary valuation of R2’s tangible and intangible assets and liabilities based on their estimated fair values as of March 31, 2006

Net tangible assets acquired as of March 31, 2006	$(2,931)
Elimination of inter company transactions (4)	232
Inventory	1,900
Deferred revenue	4,225
To eliminate prescribed value of warrants that will be settled at the close of the acquisition	(869)
Estimated liability in accordance with EITF 95-3	(2,000)
In process research and development (5)	10,900
Identifiable intangible assets at fair value (5)	59,900
Deferred taxes (6)	(23,030)
Goodwill (5)	173,895

Estimated Purchase Price	$222,222

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.

The purchase price allocation will remain preliminary until Hologic completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of the other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.

(4)	As of March 31, 2006, R2 net assets included an outstanding accounts receivable balance due from Hologic as well as an accounts payable balance due to Hologic – such amounts have been eliminated in the pro forma financial statements.

(5)	For purposes of the unaudited pro forma condensed consolidated financial statements, the estimated allocation to acquired identifiable intangible assets is expected to be within the following general categories – developed technology and know how, trade names, customer relationships and order backlog.

In determining the fair value to attribute to intangible assets, Hologic considered several categories of intangible assets including marketing-based, contract-based and technology-based intangible assets. In accordance with paragraph 39 and Appendix A of Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations, identifiable intangible assets will be recognized if they arise from contractual or legal rights or if they are otherwise separable. The unaudited pro forma condensed consolidated financial statements include an estimated identifiable intangible asset value in the aggregate of $59.9 million, which is expected to be amortized on a straight-line basis over an average of 8.5 years based on the Company’s current understanding of these assets. The estimated identifiable intangible asset value is primarily based on information and assumptions developed by Hologic utilizing a discounted cash flow method. These estimates will be adjusted based upon the final valuation which can not be completed until the close of the acquisition.

In accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” any goodwill and acquired indefinite-lived intangible assets associated with the merger will not be amortized.

As required by Financial Accounting Standards Board Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method,” any portion of the purchase price allocated to in-process research and development will be expensed immediately upon the closing of the merger. The estimated $10.9 million of purchase price allocated to in-process research and development projects related to R2’s Digital CAD and Analog product . This allocation represents the estimated fair value assuming these projects were completed based on risk-adjusted cash flows related to the incomplete research and development projects. It is anticipated that at the date of acquisition, the development of these projects will not reach technological feasibility, and the research and development in progress will have no alternative future use.

(6)	The deferred income tax liability was calculated at the statutory tax rate and relates to acquired identifiable intangible assets, inventory fair value step-up and adjustment to deferred revenue which will be recorded at a different value than its carrying value ($57,575 x 40%= $23,030).

Hologic is in the process of reviewing R2’s accounting policies and financial statement classifications. As a result of that review, it may become necessary to make reclassifications to the consolidated financial statements on a prospective basis.

Note 2)

Adjustments to record the acquisition of Suros as if it happened at the beginning of the year ended September 25, 2005 (in thousands, except per share data):

	Description		Amount
A	Gives effect to amortization of developed technology & know how for fiscal 2005 based on straight-line method
	Amount	Years
	42,200	8.5	4,965

	Gives effect to amortization of customer relationship for fiscal 2005 based on straight-line method
	Amount	Years
	18,100	8.5	2,129

	Gives effect to amortization of tradename for fiscal 2005 based on straight-line method
	Amount	Years
	5,800	8.5	682

B	To record write off of in process research and development		4,800

C	Gives effect to a reduction in interest income related to the utilization of $132,000 in cash for the acquisition at the beginning of the fiscal 2005		2,219

D	To record additional interest expense for assumption of debt to finance acquisition and related direct acquisition costs as a result of the cash shortfall based on $137,000 cash required to finance the acquisition and related direct acquisition costs compared to cash on hand using Hologic’s borrowing rate as of May 2006 of 5.98%		3,087

E	To record impact of fair market value write up of inventory as of December 31, 2004 subsequently sold		975

F	To eliminate revenue and associated cost of revenue for transactions between Hologic and Suros		514

G	To reflect the income tax effect of Suros’ historical net loss for the period and the pro forma adjustments assuming a statutory tax rate of 40%		3,093

H	To record issuance of additional shares of Hologic common stock as if the acquisition occurred the beginning of fiscal 2005, assuming the Company settled the entire $108,000 with common shares and a fair market value of $40 per share based on the average of the ten trading days ended June 24, 2006		2,700

I	As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charges which result directly from the acquisition and which will be recorded within twelve months following the acquisition. Thus the write-off of in process research and development is reversed.		(4,800)

	Six Months 2006
J	Gives effect to amortization of developed technology & know how for the six months ended March 31, 2006 based on straight-line method		2,482

	Gives effect to amortization of customer relationship for the six months ended March 31, 2006 based on straight-line method		1,065

	Gives effect to amortization of tradename for the six months ended March 31, 2006 based on straight-line method		341

K	Gives effect to a reduction in interest income related to the utilization of $132,000 in cash for the acquisition for the six months ended March 31, 2006		2,273

L	To record additional interest expense for assumption of debt to finance acquisition for the six months ended March 31, 2006 and related direct acquisition costs as a result of the cash shortfall based on $137,000 cash required to finance the acquisition and related direct acquisition costs compared to cash on hand using Hologic’s borrowing rate as of May 2006 of 5.98%		924

M	To eliminate revenue and associated cost of revenue for transactions between Hologic and Suros during the six months ended March 31, 2006		198

N	To reflect the income tax effect of Suros’ historical net loss for the six month period and the pro forma adjustments assuming a statutory tax rate of 40%		1,279

Adjustments to record the acquisition of Suros as if it occurred on March 25, 2006:

	Description		Amount

O	To record intangibles acquired:

			66,100

P	To state acquired inventory and deferred revenue at their estimated fair value:

	Inventory		1,780

	Deferred Revenue		(440)

Q	To reflect debt financing assumed to complete the acquisition

	Cash at closing	132,000

	Cash at March 31, 2006	108,000

	Required	24,000	24,000

R	To record purchase price, including cash paid, issuance of common shares and accrue		132,000

	estimated acquisition relates fees and expenses. (See Note 1 for preliminary purchase price allocation)		108,000

			2,120

			242,120

S	To eliminate liabilities and equity not assumed in the acquisition

	Convertible debt		2,350

	Redeemable Convertible Preferred Stock		20,155

	Shareholders Equity		11,101

T	Elimination of intercompany receivable and payables

	Receivable from Hologic on Suros’ balance sheet		421

	Payable to Hologic on Suros’ balance sheet		38

	Payable to Suros on Hologic’s balance sheet		421

U	To record deferred tax liability related to step up in basis for book purposes assuming a statutory tax rate of 40% (See Note 1 for step up basis calculation)		26,976

V	To record write off of in process research and development costs		4,800

W	Eliminate book value of acquired intangibles		(500)

Note 3)

Adjustments to record the acquisition of R2 as if it happened at the beginning of the year ended September 25, 2005 (in thousands, except per share data):

	Description		Amount
	Fiscal 2005

AA	Gives effect to amortization of developed technology & know how for fiscal 2005 based on straight-line method
	Amount	Years
	40,800	8.5	4,800

	Gives effect to amortization of customer relationship for fiscal 2005 based on straight-line method
	Amount	Years
	15,100	8.5	1,776

	Gives effect to amortization of tradename for fiscal 2005 based on straight-line method
	Amount	Years
	3,300	8.5	388

	Gives effect to amortization of contractually committed order backlog for fiscal 2005 based on straight- line method
	Amount	Years
	700	1	700

BB	To record write off of in process research and development		10,900

CC	To record impact of fair market value write up of inventory as of December 31, 2004 subsequently sold		1,000

DD	To eliminate revenue and associated cost of revenues for transactions between Hologic and R2		5,700

EE	To reduce revenue for the adjustment to deferred revenue to fair value as if acquisition closed at the beginning of the period		5,125

FF	To record issuance of additional shares of Hologic common stock as if the acquisition occurred at the beginning of fiscal 2005, assuming a fair market value of $40 per share based on the average of the ten trading days ended June 24, 2006.		5,500

GG	Eliminate interest expense associated with outstanding warrants to be settled at the close of the acquisition		(685)

HH	To reflect the income tax effect of R2’s historical net loss and pro forma adjustments for the period assuming a statutory tax rate of 40%		(2,421)

II	As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charges which result directly from the acquisition and which will be recorded within twelve months following the acquisition. Thus the write-off of in process research and development is reversed.		(10,900)

	Six Months 2006
JJ	Gives effect to amortization of developed technology & know how for the six months ended March 31, 2006 based on straight-line method	2,400

	Gives effect to amortization of customer relationship for the six months ended March 31, 2006 based on straight-line method	888

	Gives effect to amortization of tradename for the six months ended March 31, 2006 based on straight-line method	194

KK	To eliminate revenue and associated cost of revenue for transactions between Hologic and R2 during the six months ended March 31, 2006	3,436

LL	To reduce revenue for the adjustment of deferred revenue to fair value if the acquisition had closed at the beginning of the period	(785)

MM	To eliminate interest expense associated with preferred stock warrants to be settled at closing of the acquisition.	473

NN	To eliminate interest expense associated with outstanding warrants to be settled at the close of the acquisition.	(345)

OO	To reflect income tax effect of R2’s net loss and pro forma adjustment for the period assuming a statutory tax rate of 40%	(2,931)

Adjustments to record the acquisition of R2 as if it occurred on March 25, 2006:

	Description	Amount

PP	To record intangibles acquired:	59,900

QQ	To state acquired inventory and deferred revenue at its estimated fair value:

	Inventory	1,200

	Deferred Revenue	(4,225)

RR	To record purchase price, including issuance of common shares and accrual of estimated acquisition relates fees and expenses (See Note 1 for preliminary purchase price allocation)	220,000

		2,222

		222,222

SS	To eliminate liabilities and equity not assumed in the acquisition

	Redeemable Convertible Preferred Stock	71,761

	Shareholders Equity	(74,692)

TT	Elimination of intercompany receivable and payables

	Receivable from Hologic on R2’s balance sheet	954

	Payable to Hologic on R2’s balance sheet	1,186

	Payable to R2 on Hologic’s balance sheet	954

UU	To provide for amounts in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.	2,000

VV	To record deferred tax liability related to step up in basis for book purposes assuming a statutory tax rate of 40% (See Note 1 for calculation)	22,750

WW	To record write off of in process research and development costs	10,900

XX	To eliminate both the carrying value of outstanding debt warrants (a) capitalized in prepaids as other current assets (700) and other assets (1,200) and preferred stock warrant liability (b) as the underlying warrants will be settled upon closing of the acquisition	(1,900 (1,031	)(a) )(b)